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Exhibit 4.2

        EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 12, 2006, by and between Ellora Energy Inc., a Delaware corporation (the "Company"), Yorktown Energy Partners V, L.P. ("Yorktown V"), Yorktown Energy Partners VI, L.P. ("Yorktown VI"; Yorktown V and Yorktown VI collectively are referred to herein as "Yorktown"), and the participating stockholders who have executed this Agreement on the signature pages hereto or who are listed on Schedule I ("Participating Stockholders").

W I T N E S S E T H:

        WHEREAS, the Company, Yorktown, and the Participating Stockholders entered into that certain Voting and Stockholders' Agreement dated as of June 7, 2002, as amended and supplemented ("EEI Stockholders' Agreement");

        WHEREAS, Ellora Oil & Gas, Inc. ("EOGI"), Yorktown, and the Participating Stockholders entered into that certain Voting and Stockholders' Agreement dated as of April 28, 2005, as amended and supplement ("EOGI Stockholders' Agreement"; collectively, the EEI Stockholders' Agreement and the EOGI Stockholders' Agreement are referred to herein as, "Stockholders' Agreement")

        WHEREAS, the Company and certain existing stockholders of the Company are participating in a private placement of certain shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in connection with which on July 12, 2006, the Company sold or placed 2,500,000 newly issued shares and the existing stockholders sold 9,900,000 shares, of the Common Stock (and reserved an additional 1,860,000 shares to cover additional allotments, if any) of the Common Stock (the "Private Placement");

        WHEREAS, prior to the Private Placement, the Company and EOGI merged together with the Company being the survivor;

        WHEREAS, the initial purchaser and placement agent of the Private Placement has requested that Yorktown and the Participating Stockholders agree to terminate the Stockholders' Agreement in connection with the Private Placement;

        WHEREAS, the execution of this Agreement is a condition to terminating the Stockholders' Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions.    Unless otherwise defined herein, as used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

        "Agreement" is defined in the introductory paragraph of this Agreement.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" is defined in the recitals of this Agreement.

        "Company" is defined in the introductory paragraph of this Agreement, and includes any successor thereto.

        "Controlling Person" is defined in Section 6(a).

        "End of Suspension Notice" is defined in Section 5(b).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

        "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the Securities Act.

        "Holder" means any owner of Registrable Shares as defined under this Agreement.

        "Indemnified Party" is defined in Section 6(c).

        "Indemnifying Party" is defined in Section 6(c).

        "IPO Registration Statement" is defined in Section 7.

        "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

        "Liabilities" is defined in Section 6(a).

        "Lock-Up Period" is defined in Section 7

        "Mandatory Shelf Registration Statement" is defined in Section 2(a).

        "NASD" means the National Association of Securities Dealers, Inc.

        "No Objections Letter" is defined in Section 4(t).

        "Participating Stockholders" is defined in the introductory paragraph of this Agreement.

        "Permitted Assigns" means the partners of Yorktown V or Yorktown VI, respectively, that receive or are proposed to receive a distribution of Registrable Shares under the terms of any partnership agreement of Yorktown V or Yorktown VI.

        "Permitted Free Writing Prospectus" is defined in Section 4.

        "Person" means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

        "Piggyback Registration Statement" is defined in Section 2(b).

        "Private Placement" is defined in the recitals to this Agreement.

        "Private Placement Holders Registration Rights Agreement" means that certain registration rights agreement of even date herewith between the Company and certain investors receiving shares of Common Stock in the Private Placement.

        "Prospectus" means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

        "Purchaser Indemnitee" is defined in Section 6(a).

        "Registrable Shares" means the shares of Common Stock held by Yorktown, or its Permitted Assigns, and the Participating Stockholders, severally, as of the date of this Agreement and as set forth opposite such stockholders' name on Schedule I hereto and any shares or other securities issued in respect of such Registrable Shares because of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, with respect to a Registrable Share, the earliest to occur of:

          (i)    the date on which it has been sold pursuant to a Registration Statement or sold pursuant to Rule 144;

          (ii)   the date on which it is saleable, in the opinion of counsel to the Company, without registration under the Securities Act, pursuant to Rule 144(k);

          (iii)  the date on which it is saleable, without restriction, pursuant to an available exemption from registration under the Securities Act; or

          (iv)  the date on which it is sold to the Company or its subsidiaries.

        "Registration Expenses" means any and all expenses incident to the performance of or compliance with this Agreement, including: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the New York Stock Exchange, the American Stock Exchange or The NASDAQ Stock Market pursuant to Section 4(n), (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (v) above.

        "Registration Statement" means any Mandatory Shelf Registration Statement, Piggyback Registration Statement, or S-3 Registration Statement.

        "Rule 144", "Rule 158", "Rule 415", or "Rule 424", respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

        "S-3 Registration Statement" is defined in Section 2(b)(ii).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

        "Shares" means the shares of Common Stock.

        "Suspension Event" is defined in Section 5(b).

        "Suspension Notice" is defined in Section 5(b).

        "Underwritten Offering" means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

        "Yorktown" is defined in the introductory paragraph of this Agreement and shall include any Permitted Assigns, such that the rights or obligations conferred hereunder to Yorktown shall be deemed to be conferred to the Permitted Assigns, as applicable.

2.     Registration Rights.

        (a)    Registration Rights Applicable to Yorktown Only.    At any time after the date hereof, Yorktown an may demand that the Company file with the Commission a shelf registration statement on Form S-1 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by Yorktown (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "Mandatory Shelf Registration Statement"). If the Company has an effective Mandatory Shelf Registration Statement on Form S-1 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company shall promptly give notice of such eligibility to Yorktown and may, or at the request of Yorktown, shall promptly convert such Mandatory Shelf Registration Statement on Form S-1 to a registration statement on Form S-3 or such other short-form registration statement by means of a post-effective amendment or otherwise, unless Yorktown notifies the Company within 10 Business Days of receipt of the Company notice that such conversion would interfere with its distribution of Registrable Shares already in progress and provides a reasonable explanation therefor, in which case the Company will delay the conversion of the Mandatory Shelf Registration Statement for a reasonable time after receipt of the first such notice, not to exceed 30 days in the aggregate.

          (i)    Effectiveness and Scope.    The Company shall use its commercially reasonable efforts to cause the Mandatory Registration Statement to be declared effective by the Commission as soon as reasonably practicable following such filing, and to remain effective until the date on which all Shares in respect thereof cease to be Registrable Shares. No other Person would have the right to include securities on the Mandatory Shelf Registration Statement; provided however, the foregoing sentence shall not apply to beneficiaries of the Private Placement Registration Rights Agreement or the Participating Stockholders. The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the internet), by Yorktown. The Company shall not file any Registration Statement on behalf of or for the benefit of any Holder unless it is filed or files concurrently the mandatory shelf registration statements required under the Private Placement Registration Rights Agreement, and the Company shall not submit an acceleration request to the Commission requesting effectiveness of any such Registration Statement unless it has submitted or concurrently submits an acceleration request to the Commission requesting effectiveness of the mandatory shelf registration statements required under the Private Placement Registration Rights Agreement and

  reasonably believes based on communications with the Commission that such request with respect to such registration statements will be granted.

          (ii)    Underwriting.    If Yorktown proposes to conduct an Underwritten Offering under the Mandatory Shelf Registration Statement, Yorktown shall advise the Company and all other Persons whose securities are included in the Mandatory Shelf Registration Statement (if applicable), of the managing underwriters for such proposed Underwritten Offering; such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld. In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6 and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such Underwritten Offering; provided, however, that the Company shall be required to cause appropriate officers of the Company or its Affiliates to participate in a "road show" or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering only if Yorktown and any other Persons who are participating in the Underwritten Offering reasonably anticipate gross proceeds from such Underwritten Offering of at least $10 million. All Persons proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that Yorktown shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, with respect to an Underwritten Offering in connection with the Mandatory Shelf Registration Statement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included in such Underwritten Offering, then the managing underwriters may exclude shares (including Registrable Shares) from the Underwritten Offering, and any shares included in the Underwritten Offering shall be allocated first to Yorktown and second to any Persons requesting inclusion of their shares of Common Stock based on a piggyback registration right.

        (b)    Registration Rights Applicable to Participating Stockholders and Yorktown.

          (i)    Piggyback Registration Rights.    If, after the date hereof, the Company proposes to file a registration statement under the Securities Act providing for a public offering of the Company's equity securities, other than a mandatory shelf registration statement covering Common Stock registered for resale by Persons receiving shares of Common Stock in the Private Placement or by Friedman, Billings, Ramsey & Co., Inc. and/or Friedman, Billings, Ramsey Group, Inc., or a registration statement on Form S-8 or Form S-4 or any similar form hereafter adopted by the Commission as a replacement therefor (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "Piggyback Registration Statement"), the Company will notify each Holder of the proposed filing if clause (i) or (ii) of the following sentence applies or to the affected Holder(s) if clause (iii) of the following sentence applies. If (i) the Piggyback Registration Statement relates to an Underwritten Offering, (ii) the Mandatory Shelf Registration Statement is not then effective or (iii) Registrable Shares eligible for inclusion on the Mandatory Shelf Registration Statement when initially declared effective were not included in the Mandatory Shelf Registration Statement (unless such shares can and will be added to the

  Mandatory Registration Statement at such time), then each Holder in the case of clause (i) and (ii) and Yorktown in the case of clause (iii), shall be given an opportunity to include in such Piggyback Registration Statement all or any part of such Holder's Registrable Shares. Each such Holder desiring to include in any such Piggyback Registration Statement all or part of such Holder's Registrable Shares shall, within 10 days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such Piggyback Registration Statement and provide, as a condition to such inclusion, such information regarding itself, its Registrable Shares and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Registrable Shares. Any Holder's election to include any Registrable Shares in such Piggyback Registration Statement will not affect the inclusion of such Registrable Shares in the Mandatory Shelf Registration Statement until such Registrable Shares have been sold under the Piggyback Registration Statement, at which time the Company may remove from the Mandatory Shelf Registration Statement such Registrable Shares.

            (A)    Right to Terminate Piggyback Registration.    At any time, the Company may terminate or withdraw any Piggyback Registration Statement referred to in this Section 2(b)(i), and without any obligation to any such Holder whether or not any Holder has elected to include Registrable Shares in such registration. The Company may suspend the effectiveness and use of any Piggyback Registration Statement at any time for an unlimited amount of time whether or not any Holder has elected to include Registrable Shares in such registration.

            (B)    Underwriting.    The Company shall advise the Holders of the managing underwriters for any Underwritten Offering proposed under the Piggyback Registration Statement. The right of any such Holder's Registrable Shares to be included in any Piggyback Registration Statement pursuant to this Section 2(b)(i) shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Shares in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Shares) from the Piggyback Registration Statement and the Underwritten Offering, and any Shares included in the Piggyback Registration Statement and the Underwritten Offering shall be allocated, first, to the Company, and second, to any Person exercising demand registration rights that are the basis for such registration, and third, to each of the Holders and beneficiaries of the Private Placement Registration Rights Agreement requesting inclusion of their Registrable Shares (as such term is defined herein and in the Private Placement Registration Rights Agreement) in such Piggyback Registration Statement on a pro rata basis based on the total number of such shares requested to be included; provided, however, that, notwithstanding anything in this Agreement to the contrary, if the Registration Statement is the IPO Registration Statement, Company securities shall be allocated first, to the Company, and second to the Persons requesting inclusion of their Registrable Shares (as such term is defined in the Private

    Placement Holders Registration Rights Agreement) in the IPO Registration Statement on a pro rata basis based on the total number of Registrable Shares (as such term is defined in the Private Placement Holders Registration Rights Agreement) requested to be included, and third, to the Holders. If any Holder disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days before the effective date of the Piggyback Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the Piggyback Registration Statement.

            (C)    Hold-Back Agreement.    By electing to include Registrable Shares in the Piggyback Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during such periods as reasonably requested (but in no event longer than 30 days before or 60 days following the effective date of the Piggyback Registration Statement (subject to extension for earnings announcement or material events as provided in Section 7), provided each of the executive officers and directors of the Company who holds shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company is subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the underwriters, if an Underwritten Offering.

            (D)    Mandatory Shelf Registration not Impacted by Piggyback Registration Statement.    The Company's obligation to file any Mandatory Shelf Registration Statement shall not be affected by the filing or effectiveness of the Piggyback Registration Statement.

          (ii)    S-3 Registration Rights.    At any time the Company is eligible to register a public offering of its Common Stock on Form S-3 or any similar short form registration statement for the public offering of primary shares of Common Stock ("S-3 Registration Statement"), any Holder holding Registrable Shares not previously registered for resale on a then effective Registration Statement may cause the Company file and cause to become effective in a commercially reasonable manner an S-3 Registration Statement which shall include such requested Registrable Shares; provided, however, the Company shall not be required to file more than two S-3 Registration Statements in any six-month period. After filing, the provisions of Sections 2(a)(i) and 2(a)(ii) shall apply to the S-3 Registration Statement in the same manner as applicable to the Mandatory Shelf Registration Statement. Additionally, the provisions of Section 2(b) also shall apply with respect to Persons holding piggyback registration rights.

        (c)    Expenses.    The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder's proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder's Registrable Shares pursuant to any Registration Statement. Nothing herein shall require the Company to pay any expenses, fees, or costs relating to counsel for any Holder unless required pursuant to Section 6(c).

3.     Reserved.

4.    Registration Procedures.    In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

        (a)   prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective as appropriate;

        (b)   subject to Section 4(i), (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective as appropriate, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, (iii) promptly amend or supplement each such Registration Statement to include the Company's quarterly and annual financial information and other material developments (until the Company is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Shares under the Registration Statement will be suspended until such amendment or supplement is filed and effective, and (iv) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

        (c)   furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, any Permitted Issuer Free Writing Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use of such Prospectus, including each preliminary Prospectus, and any Permitted Issuer Free Writing Prospectus by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

        (d)   use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such domestic jurisdictions as any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

        (e)   use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

        (f)    notify each Holder with Registrable Shares covered by a Registration Statement promptly (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or any Issuer Free Writing Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any Permitted Issuer Free Writing Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus and such Permitted Issuer Free Writing Prospectus until the requisite changes have been made);

        (g)   use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

        (h)   upon written request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

        (i)    except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any Permitted Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus or Permitted Issuer Free Writing Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder covered by such Registration Statement a reasonable number of copies of each such supplement or post-effective amendment;

        (j)    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate relates to them or otherwise reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (k)   in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or caused to be furnished to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; (ii) a "comfort" letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, each Holder may be required to confirm that it is in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature; and (iii) a "comfort" letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent petroleum engineering consultants who have evaluated the Company's oil and gas reserves included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of its evaluation of such oil and gas reserves, as are customarily covered in engineers' letters delivered to underwriters in underwritten public offerings of securities, and such other related matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings;

        (l)    enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

        (m)  in connection with an Underwritten Offering, use its commercially reasonable efforts to make available for inspection by the representative of any underwriters participating in any disposition pursuant to a Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company determines in good faith is reasonably acceptable;

        (n)   use its commercially reasonable efforts (including seeking to cure in the Company's listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and thereafter maintain the listing on such exchange or market when such Registrable Shares are included in a Registration Statement;

        (o)   use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires before the expiration of the effectiveness period of the Registration Statement as required by Section 2(a)(i), the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 2(a)(i);

        (p)   provide a CUSIP number for all Registrable Shares not later than the effective date of the Registration Statement;

        (q)   (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any such Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least 3 Business Days before the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

        (r)   cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

        (s)   in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company's charter), and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least 3 Business Days before any sale of the Registrable Shares;

        (t)    if required under the rules of the NASD, in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a), cooperate with underwriter's or other NASD member's counsel as reasonably necessary to prepare and, within one Business Day of such filing with the Commission, to file with the NASD all forms and information required or requested by the NASD in order to obtain written confirmation from the NASD that the NASD does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a "No Objections Letter") relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to the NASD through its COBRADesk system, and shall pay all costs, fees and expenses incident to the NASD's review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to the NASD and the legal expenses, filing fees and other disbursements of FBR and any other NASD member that is the holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing); and

        (u)   upon effectiveness of the first Registration Statement filed under this Agreement, if necessary, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

        The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

        Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv), such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 4(f)(iii) or 4(f)(iv) occurs, such Holder's receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

        Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Shares without the prior express written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5.     Suspension Period.

        (a)   Subject to the provisions of this Section 5, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company may direct the Holders, in accordance with Section 5(b), to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event, (A) in the case of clause (i) below, for more than 45 consecutive days (or 60 consecutive days in the case of the IPO Registration Statement) and (B) in the case of clauses (i), (ii) and (iii) below, for more than an aggregate of 90 days in any consecutive 12-month period commencing on the Closing Time or more than 60 days in any consecutive 90-day period, except (in the case of clause (B)) as a result of a review of any post-effective amendment by the Commission before declaring any post-effective amendment to the Registration Statement effective, provided that the Company has used its commercially reasonable efforts to cause such post-effective amendment to be declared effective), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on such Underwritten Offering; (ii) the majority of the members of the Board of Directors of the Company shall have determined in good faith that (1) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company, (2) upon the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (3) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company's ability to consummate such transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the members of the Board of Directors of the Company shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company's best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

        (b)   In the case of an event that causes the Company to suspend the use of a Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. No Holder shall effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and before receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder's possession of the Prospectus and any Issuer Free Writing Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

        (c)   Notwithstanding any provision herein to the contrary, subject to any Suspension Events or as contemplated by Section 4(f)(iv), each Registration Statement shall be maintained effective pursuant to this Agreement until the Registrable Shares are not Registrable Shares.

6.     Indemnification and Contribution.

        (a)   The Company agrees to indemnify and hold harmless (i) each Holder and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any of the foregoing (a "Controlling Person"), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Purchaser Indemnitee") from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities, including, as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several (the "Liabilities"), directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary Prospectus or any other document prepared by the Company used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made), not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, (ii) any untrue statement contained in or omitted from a preliminary Prospectus if such untrue statement is cured by delivery to the Holders of an amended preliminary Prospectus or a Free Writing Prospectus prior to pricing of the sale of securities, if an Underwritten Offering, or the effectiveness of the Mandatory Shelf Registration Statement or S-3 Registration Statement to which the preliminary Prospectus relates, or (iii) any sales by any Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

        (b)   In connection with any Registration Statement in which a Holder is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the respective officers, directors, partners, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to (i) untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus and (ii) any sales by any Holder after the delivery by the Company to such Holder of a Suspension Notice and before the delivery by the Company of an End of Suspension Notice. The liability of any Holder pursuant to clause (i) of the immediately preceding sentence shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares giving rise to such obligations. If a Holder elects to include Registrable Shares in an Underwritten Offering, the Holder shall be required to agree to such customary indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering.

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such Person (the "Indemnified Party"), shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party"), in writing (to the extent legally advisable) of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any Liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall assume the defense of such proceeding and pay the fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party may retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not pursue in a reasonable manner the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party, in which event the Indemnifying Party may not assume or direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties under the particular Registration Statement and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any Liability by reason of such settlement or judgment to the extent provided in this Section 6 without reference to this sentence. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all Liability on claims that are the subject matter of such proceeding.

        (d)   If the indemnification provided for in Section 6(a) or 6(b) is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such sections, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Purchaser Indemnitees, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder shall have the same rights to contribution as such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, member, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (f)    The indemnity and contribution agreements contained in this Section 6 will be in addition to any Liability which any Indemnifying Party may otherwise have to any Indemnified Party referred to above. Each Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are not joint but are several in the proportion that the number of Shares sold by such Purchaser Indemnitee bears to the number of Shares sold by all Purchaser Indemnities.

7.    Market Stand-off Agreement.    Each Holder hereby agrees that it shall not directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound), or enter into any other transaction designed to directly or indirectly transfer any of the economic consequences of ownership of the Common Stock, including by shorting the Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock, for a period of 60 days (the "Lock-Up Period") following the effective date of a registration statement for an initial public offering of securities by the Company filed under the Securities Act (an "IPO Registration Statement"); provided, however, that:

        (a)   the restrictions above shall not apply to (i) the sale of Registrable Shares as a selling stockholder under the IPO Registration Statement or (ii) the sale of shares of Common Stock (x) acquired by a Holder in such initial public offering or (y) acquired by a Holder on a national securities exchange or the NASDAQ Stock Market after such initial public offering, so long as in each case such sales are made over such exchange or market, as the case may be;

        (b)   all executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company are subject to the same restrictions for the entire time period required of the Holders hereunder;

        (c)   the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 7(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the 60 day period applicable to all Holders other than the executive officers and directors of the Company.

        Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Company or the underwriters, as the case may be,. waives, in writing, such extension.

        In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.     Reserved.

9.    Termination of the Company's Obligations.    The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding after their original issuance, provided, however, that the Company's obligations under Sections 3, 6 and 11 (and any related definitions) shall remain in full force and effect following such time.

10.    Termination of Stockholders' Agreement.    By execution hereof, the Company, Yorktown and the Participating Stockholders hereby agree to terminate the Stockholders' Agreement (both EEI Stockholders' Agreement and EOGI Stockholders' Agreement) and further agree that the Stockholders' Agreement shall no longer have any force or effect.

11.   Miscellaneous.

        (a)    Remedies.    In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b)    Amendments and Waivers.    This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning a majority of the Registrable Shares; provided, however, that for purposes of this Agreement, Registrable Shares owned, directly or indirectly, by an entity that is an Affiliate of the Company due to the Company's owning an interest in such entity shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to (i) the Mandatory Shelf Registration Statement may be given only with the consent of Yorktown and (ii) the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

        (c)    Notices.    All notices and other communications, provided for or permitted hereunder shall be made by press release publicly disseminated or in writing and delivered by electronic transmission, facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram, addressed as follows:

          (i)    if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company (including by email);

          (ii)   if to the Company, at the offices of the Company at 5480 Valmont, Suite 350, Attention: James R. Casperson, Chief Financial Officer (facsimile (303) 417-1000); with a copy (which shall not constitute notice) to Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attention: Dallas Parker, Esq. (facsimile (832) 397-8110); and

          (iii)  if to Yorktown, at the offices of Yorktown Partners LLC at 410 Park Avenue, 19th Floor, New York, NY 10022, Attention: Brian Lawrence, (facsimile (212) 515-2105).

        (d)    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of each Holder and each Permitted Assign. The Company agrees that each Participating Stockholder who has not executed a signature page hereof shall be third party beneficiaries to this Agreement, and each such Participating Stockholder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Participating Stockholder fulfills all of its obligations hereunder.

        (e)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        (g)    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (h)    Entire Agreement.    This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        (i)    Registrable Shares Held by the Company or its Affiliates.    Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares (or securities convertible into Registrable Shares) held by the Company or entities that are Affiliates of the Company due to the Company's owning an interest in such entities shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage. The foregoing shall not apply to Yorktown.

        (j)    Survival.    The indemnification and contribution obligations under Section 6 shall survive the termination of the Company's obligations under Section 2.

        (k)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to "Section" refer to such Section of this Agreement, unless expressly stated otherwise.

        (l)    Adjustment for Stock Splits, etc.    Wherever in this Agreement there is a reference to a specific number of shares with respect to any securities, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares with respect to any securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

        (m)    No Combination of Registration Statements.    The parties hereby agree that the Company shall not combine the Mandatory Shelf Registration Statement with any other mandatory shelf registration statement required pursuant to the Private Placement Registration Rights Agreement unless agreed to by a majority of holders of Registrable Shares (as that term is defined in the Private Placement Registration Rights Agreement) with respect to the Holders Mandatory Shelf Registration Statement (as that term is defined in the Private Placement Registration Rights Agreement) or by Friedman, Billings, Ramsey & Co., Inc. and Friedman Billings Ramsey Group, Inc. with respect to the FBR Mandatory Shelf Registration Statement (as that term is defined in the Private Placement Registration Rights Agreement).

[Remainder of this Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELLORA ENERGY INC.
By:	/s/ T. SCOTT MARTIN T. Scott Martin, President

YORKTOWN:
YORKTOWN ENERGY PARTNERS V, L.P.
By: YORKTOWN V COMPANY LLC its general partner
By:	/s/ BRYAN H. LAWRENCE
Name:	Bryan H. Lawrence
Title:	Member
YORKTOWN ENERGY PARTNERS VI, L.P.
By: YORKTOWN VI COMPANY L.P. its general partner
By: YORKTOWN VI ASSOCIATES LLC its general partner
By:	/s/ BRYAN H. LAWRENCE
Name:	Bryan H. Lawrence
Title:	Member

PARTICIPATING STOCKHOLDERS
/s/ T. SCOTT MARTIN T. Scott Martin
/s/ JAMES R. CASPERSON James R. Casperson
*
Janet Martin
*
J. Gregory Faith
*
Allen Born
*
Richard F. McClure, Jr.
*
Valerie K. Walker
*
John W. (Bill) Minnett
*
Claudia Baesler
*
Richard and Debra Foy, as joint tenants

/s/  T. SCOTT MARTIN
T. Scott Martin, attorney-in-fact executing on behalf of Participating Stockholder by Power of Attorney dated June 28, 2006 and for the benefit of Participating Stockholders set forth on Schedule I

SCHEDULE I

List of Shares

Stockholder	Common Stock
Yorktown Energy Partners V, L.P. 400 Park Avenue, 19th Floor New York, NY 10022	21,039,277
Yorktown Energy Partners VI, L.P. 400 Park Avenue, 19th Floor New York, NY 10022	6,422,881
T. Scott Martin 7310 Island Circle Boulder, CO 80301	1,276,004
C. Allen Born 3773 Cherry Creek N. Drive, Suite 575 Denver, CO 80209	648,632
J. Gregory Faith 6788 Harvest Rd. Boulder, Colorado 80301	348,438
Richard F. McClure Jr. 14340 Fairview Lane Golden, CO 80401	261,879
Valerie K. Walker 4619 Field Ct Boulder, CO 80301	261,879
James R. Casperson 6483 South Vance Street Littleton, CO 80123	244,147
Claudia Baesler 25232 Country Club Court Westminster, CO 80234	10,985
John William Minnett 8755 S. Meadow Creek Drive Highlands Ranch, CO 80126	26,210
Richard and Deborah Foy, as Joint Tenants 1516 High Street Boulder, CO 80304	42,586
Lubar Equity Fund, LLC c/o Lubar & Co. 700 N. Water Street, Suite 1200 Milwaukee, WI 53202	1,780,079
Janet Martin 7310 Island Circle Boulder, CO 80301	12,947

Patricia Born 3773 Cherry Creek N. Drive, Suite 575 Denver, CO 80209	1,416
Patty K Duignan 10722 E. Cedar Waxwing Dr. Sun Lakes, AZ 80248	10,112
David N. and Joan C. Schubert, as Joint Tenants 6072 Fox Hill Drive Longmont, CO 80501	20,225

Total Outstanding	32,407,697

QuickLinks

  Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
SCHEDULE I List of Shares